Exhibit 14.1
                       NATIONAL SEMICONDUCTOR CORPORATION



                                      CODE

                                       OF

                           BUSINESS CONDUCT AND ETHICS

                                TABLE OF CONTENTS

                                                                                                              Page
National Semiconductor Corporation's Code of Business Conduct AND ETHICS.........................................1

POLICY STATEMENT.................................................................................................1

APPROVALS AND WAIVERS............................................................................................1

CONFLICTS OF INTEREST............................................................................................2
         Activities Outside the Company..........................................................................2
         Community Activities....................................................................................2
         Service on Boards of Directors or Standing Committees...................................................3
         Competitor Relationships................................................................................3
         Corporate Opportunities & Resources.....................................................................3
         Indirect Interests and Relationships....................................................................4

BUSINESS RELATIONSHIPS...........................................................................................4
         Customer Relationships..................................................................................4
         Suppliers...............................................................................................5
         Sales Agents, Representatives, Distributors, and Consultants............................................5
         Contracts and Commitments...............................................................................5

FAIR COMPETITION.................................................................................................5

GIFTS, GRATUITIES, ENTERTAINMENT AND OTHER CONSIDERATIONS........................................................6
         Gifts...................................................................................................6
         Loans...................................................................................................7
         Meals, Entertainment, and Travel........................................................................7
         Investment Activities...................................................................................7
         Bribes and Kickbacks....................................................................................7

DOING BUSINESS INTERNATIONALLY...................................................................................7
         Facilitating Payments to Low-Level Non-U.S. Governmental Employees and Officials for
         Non-Discretionary Action................................................................................8
         Import and Export Regulation/Trade Compliance...........................................................8
         Antiboycott Compliance..................................................................................9

GOVERNMENT CONTRACTING...........................................................................................9

POLITICAL CONTRIBUTIONS AND LOBBYING............................................................................10

ACCURACY OF REPORTS, RECORDS AND ACCOUNTS.......................................................................10

GOVERNMENT INVESTIGATIONS.......................................................................................11

INSIDER TRADING; COMMUNICATIONS WITH THIRD PARTIES..............................................................11
         Insider Trading........................................................................................11
         Communications with the Media and the Financial Community..............................................11
         Confidential Information...............................................................................12

TECHNOLOGY USE AND PRIVACY......................................................................................12
         Authorization..........................................................................................12
         Prohibition Against Violating Copyright Laws...........................................................12
         Other Prohibited Uses..................................................................................12

OUR WORK ENVIRONMENT............................................................................................12

ENVIRONMENTAL...................................................................................................13

COMPLIANCE AND REPORTING........................................................................................13
         Compliance.............................................................................................13
         Reporting Violations by Others.........................................................................13
         Other Inquiries........................................................................................14

                      National Semiconductor Corporation's
                       Code of Business Conduct AND ETHICS

POLICY STATEMENT

     It is the policy of National Semiconductor Corporation ("National" or the "Company") to conduct its affairs in accordance with all applicable laws and regulations of the countries in which it does business. This Code of Business Conduct and Ethics applies to the Company's employees and to its non-employee directors. Some provisions apply particularly to a class of employees labeled as "Designated Executives." These include the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions ("Designated Executives"). The Code is designed to promote:

     honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

     full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

     compliance with applicable governmental laws, rules and regulations;

     the prompt reporting to the appropriate person of violations of laws, rules, regulations and this Code and other Company policies; and

     accountability for adherence to this Code.

     National has established standards for behavior that affect the Company, and both employees and non-employee directors should comply with these standards. The Company promotes ethical behavior and encourages employees to talk to supervisors, managers, the National Office of Corporate Compliance, or other appropriate personnel when in doubt about the best course of action in a particular situation. Non-employee directors are encouraged to talk to the Chairman of the Board and/or to the Chairman of the Director Affairs Committee in such situations. Additionally, you should report violations of laws, rules, regulations, this Code or other Company policies to appropriate personnel. No one will be subject to retaliation for reporting such violations in good faith. Anyone aware of a situation that he or she believes may violate or lead to a violation of this Code should follow the guidelines under "Compliance and Reporting" below.

     This Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide you. Specific Company policies and procedures provide details pertinent to many of the provisions of the Code. You are expected to be aware of, and to act in accordance with, both the Code and the Company's other policies and procedures at all times. National's Guide to Business Conduct located at http:ccbc.nsc.com provides further information, resources and guidance on many of the topics covered by this Code. Although there can be no better course of action than to apply common sense and sound judgment, do not hesitate to use all available resources whenever it is necessary to seek clarification.

APPROVALS AND WAIVERS

     Certain provisions of this Code require you to act, or refrain from acting, unless prior approval is received from the appropriate person. Approvals relating to Designated Executives and non-employee directors must be obtained from the Audit Committee of the Company's Board of Directors. All other approvals must be granted by the Office of Corporate Compliance and in some instances as specified in this Code, the approval of another officer and/or department may be required . Employees may contact the Office of Corporate Compliance for additional information on obtaining approvals. All such approvals should be requested in writing.

     Other provisions of this Code require you to act, or refrain from acting, in a particular manner and do not permit exceptions based on obtaining a approval. Waiver of those provisions may only be granted by the Audit Committee, and changes in this Code may only be made by the Board of Directors. Waivers are material departures from any provision of this Code. All waivers granted to Designated Executives, other executive officers and directors must be disclosed promptly to the Company's stockholders.

CONFLICTS OF INTEREST

     Conflicts of interest are prohibited. A conflict of interest arises any time your personal interests or activities interfere with your ability to act in the best interests of the Company. All employees, including Designated Executives, must discharge their responsibilities solely on the basis of what is in the best interests of the Company and independent of personal consideration or relationships. Non-employee directors must discharge their fiduciary duties as directors of the Company. Employees must disclose any potential conflicts of interest to the Office of Corporate Compliance, which will advise the employee whether or not the Company believes a conflict of interest exists. Designated Executives and non-employee directors must disclose any potential conflicts of interest to the Audit Committee, which shall determine whether a conflict of interest exists. Any potential conflicts of interest involving your spouse, siblings, parents, in-laws, children, life partner and members of your household must also be disclosed. For more information and guidance on the topics covered in this section on Conflicts of Interest, see the sections in the Company's Guide to Business Conduct on Conflicts of Interest and Outside Employment.

     Activities Outside the Company
     ------------------------------

     Although National has no interest in preventing employees from engaging in lawful activities during nonworking hours, employees must make sure that their outside activities do not conflict or interfere with their responsibilities to the Company. For example, without approval by the Company a National employee generally may not:

     engage in self-employment or perform paid or unpaid work for others in a field of interest similar to National;

     use proprietary or confidential Company information for personal gain or to the Company's detriment;

     use Company assets or labor for personal use, except for incidental use permitted under the Company's policies;

     acquire any interest in property or assets of any kind for the purpose of selling or leasing it to the Company; or

     serve on the Board of Directors of a public company or on the Customer Advisory Board or Technical Advisory Board of any for-profit enterprise (see section below on "Service on Outside Boards of Directors");

     perform the work of another organization on National time.

     Community Activities
     --------------------

     National encourages you to be actively involved in your communities through volunteer service to charitable, civic and public service organizations, and through participation in the political process and trade associations.

     Employees must make sure, however, that their service is consistent with their employment with National and does not pose a conflict of interest. This is particularly important before accepting any leadership position (such as membership on the board of a charitable or civic organization), before seeking or accepting political office, or before soliciting a charitable contribution.

     Service on Outside Boards of Directors
     --------------------------------------

     Serving as a director of another corporation may create a conflict of interest. Employees must disclose such service to the Office of Corporate Compliance and obtain prior approval before serving on the board of another company, whether or not such company is a competitor of National. Non-employee directors must disclose service on other boards to the Director Affairs Committee and to the Company's General Counsel, who will conduct a review to ensure legal requirements are met. The Director Affairs Committee will make the final determination whether service on other boards by Designated Executives constitutes a conflict of interest.

     Competitor Relationships
     ------------------------

     Employees must avoid even the appearance of a conflict of interest in their relationships with competitors. Without approval employees may not:

     make or maintain a financial investment in a competitor, except for investments in publicly traded corporations not exceeding 2% of the outstanding common stock;

     provide compensated or uncompensated services to a competitor, except for services rendered under a valid National contract with the competitor;

     disclose any Company proprietary information to a competitor, unless a nondisclosure agreement signed by the Company is in place; or

     utilize for any unauthorized purposes or disclose to a competitor or other third-party any proprietary data that has been entrusted to the Company by a customer or supplier.

     Corporate Opportunities & Resources
     -----------------------------------

     You are prohibited from taking for yourself or giving to others personal opportunities that are discovered through the use of corporate property, information or position without approval. Without approval, you may not use corporate property, information or position for personal gain. No employee may compete with the Company directly or indirectly except as permitted by Company policies.

     All employees and non-employee directors should protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Company assets should be used for legitimate business purposes, although minor Company resources may be used for personal purposes so long as such use is reasonable, does not cumulate to significant or abusive levels, does not interfere with your duties, is not done for pecuniary gain, does not conflict with the Company's business and does not violate any Company policy.

     Indirect Interests and Relationships
     ------------------------------------

     A conflict of interest can also arise because of the business activities of your close relations. For example, an employee may have a potential conflict of interest wherever a close relative has a significant relationship with, or has a significant financial interest in, any supplier, customer or competitor.

     You should not make or attempt to influence any decision that could directly or indirectly benefit your close relative. To protect yourself and the Company from the appearance of a conflict of interest, you should disclose the interest to the Office of Corporate Compliance if you are an employee other than a Designated Executive. If you are a non-employee director or Designated Executive, you should make disclosure to the Audit Committee.

BUSINESS RELATIONSHIPS

     National seeks to outperform its competition fairly and honesty. The Company seeks competitive advantages through superior performance, not unethical or illegal business practices. You must deal fairly with the Company's customers, suppliers, competitors and employees and you must not take advantage of them through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair-dealing practice.

     Customer Relationships
     ----------------------

     Our customers are of the utmost importance to National. You should always treat customers and potential customers according to the highest standards of business conduct.

     Employees should follow the following guidelines in selling our products and services:

     sell on the strength of our Company and our products and services;

     do not make claims about our products or services unless the claims can be made in good faith;

     avoid making disparaging comments about the products and services of competitors unless they can be substantiated;

     if a potential customer has a contract with a competitor, or has placed a firm order with a competitor, do not try to convince the customer to breach that contract or order;

     to maintain the Company's valuable reputation, compliance with quality processes and safety requirements is essential. National's products and services must be designed and manufactured to meet our obligations to customers. All inspection and testing must be handled in accordance with all applicable requirements and specifications. Product documentation, including inspection and testing documentation, must comply with and be handled in accordance with all applicable requirements; and

     employees involved in proposals,  bid preparations or contract  regulations
     should  strive  to  ensure  that  all   statements,   communications,   and
     representations to prospective customers are truthful and accurate.

     Suppliers
     ---------

     National's suppliers -- companies and individuals that sell products and services to National -- are important to our business. National employees should always treat suppliers and potential suppliers in accordance with the highest standards of business conduct.

     Suppliers should be selected on the basis of objective criteria, such as value (quality for price), price, technical excellence, service reputation and production/service capacity. Purchasing decisions must be made with integrity, honesty, independence, and unbiased judgment.

     Employees  working  with  current  suppliers  should  never   intentionally
interfere with a supplier's contracts or business relations with a competitor of National.

     Individuals with procurement responsibility should review the sections of this Code concerning fair competition and should be familiar with applicable laws and Company policies. More information on these policies and guidance in this area is available in the section on Supplier Relationships in the Company's Guide to Business Conduct.

     Sales Agents, Representatives, Distributors, and Consultants
     ------------------------------------------------------------

     Agreements with sales representatives, agents, marketing consultants, distributors and other parties, must adhere to National policy and applicable U.S. and foreign laws and regulations.

     Contracts and Commitments
     -------------------------

     No employee may enter into any agreement binding National without express authorization. The Company has instituted contract and signature approval policies which identify those individuals who have the authority to approve and sign certain contracts binding National and its subsidiaries. If there are any questions about which employees have signature authority for a given contract, contact the Office of Corporate Compliance.

FAIR COMPETITION

     Fair  competition  laws,  including the  U.S. antitrust  rules,  limit what
National can do with another company and what National can do on its own. Generally, the laws are designed to prohibit agreements or actions that reduce competition and harm consumers. You may not enter into agreements or discussions with competitors that have the effect of fixing or controlling prices, dividing and allocating markets or territories, or boycotting suppliers or customers. You must take special care in collecting competitive information to ensure fair competition laws are not violated. U.S. and foreign antitrust laws also apply to imports and exports. See the sections on Gathering Competitive Information and Compliance with Antitrust Policy in National's Guide to Business Conduct for more information on antitrust and fair competition issues.

GIFTS, GRATUITIES, ENTERTAINMENT AND OTHER CONSIDERATIONS

     Use of Company funds or other Company property for illegal, unethical or otherwise improper purposes is prohibited. The purpose of business entertainment and gifts in a commercial setting is to create goodwill and a sound working relationship, not to gain personal advantage with customers or suppliers.

     Gifts
     -----

     Except as set forth below, without approval by the Office of Corporate Compliance, employees and non-employee directors should refrain from giving and receiving business-related gifts.

     You may not solicit or accept a gift (including any payment, compensation, loan or other financial favor) to or from a person or organization with the intention of influencing the recipient's business judgment or conduct relating to National. Giving or accepting unsolicited gifts having a nominal value where there is a business benefit or purpose for the gift and any benefits received which do not influence, or appear to influence, selection and purchasing decisions is permitted. In some countries, gifts having a greater value are customary and may be given or accepted with the approval of the Office of Corporate Compliance.

     It is never appropriate or permissible to accept or give cash or a cash equivalent from or to a vendor, supplier or customer outside the Company's normal business. Cash equivalents include, among other things, checks, money orders and vouchers.

     Rulesrelating to U.S. and foreign government  personnel are more stringent.
          See "Doing Business Internationally" and "Government Contracting" below.

     No employee may accept a customer, vendor or supplier discount for yourself unless it is generally available to the public or is otherwise approved.

     See the section on Gifts and Entertainment in National's Guide to Business Conduct for more guidance on gifts and how specific situations might apply to you. Loans

     Employees may not accept loans from any person or entities having or seeking business with the Company. Designated Executives, other executive officers and non-employee directors may not receive loans from the Company, nor may the Company arrange for any loan.

     Meals, Entertainment, and Travel
     --------------------------------

     Employees may provide or accept meals and entertainment, including attendance at sporting or cultural events, as long as it is associated with an occasion at which business is discussed and is provided as a normal part of business. The value of the activity must be reasonable and permissible under National's expense account procedures. Employees must insure that such activities are necessary, that they are properly documented, and that their value and frequency are not excessive under all the applicable circumstances. In addition to expense account reimbursed entertainment, you may entertain socially friends or relatives doing business with the Company and these occasions need not be documented provided that expenses for this entertainment are not reimbursable by the Company.

     Rules relating to U.S. and foreign government personnel are more stringent. See "Doing Business Internationally" and "Government Contracting" below. For more information on meals and entertainment, see the section on Gifts and Entertainment in the Company's Guide to Business Conduct.

     Investment Activities
     ---------------------

     Unless pre-approval is obtained, employees may not:

          o participate in so-called "directed shares," "friends and family," and similar stock purchase programs of customers, vendors or suppliers of National;

          o invest in non-public companies that are, or are likely to be, customers, vendors or suppliers of National; or

          o invest in non-public companies in which National has made or is expected to make an investment.

     Investments that you do not personally control, such as investments by funds or discretionary accounts that do not consult you before making an investment decision, are exempt from this requirement.

     Non-Employee Directors who become aware that any of their personal investments fall into the above categories should disclose such to the Audit Committee.

     Bribes and Kickbacks
     --------------------

     The use of Company funds, facilities or property for any illegal or unethical purpose is strictly prohibited.

     You are not permitted to offer, give or cause others to give, any payments or anything of value for the purpose of influencing the recipient's business judgment or conduct in dealing with the Company other than facilitating payments discussed in "Doing Business Internationally";

     You may not solicit or accept a kickback or bribe, in any form, for any reason.

DOING BUSINESS INTERNATIONALLY

     National is committed to the highest business conduct standards wherever it operates. National observes these standards worldwide, even at the risk of losing business. While no one can anticipate all the situations that may present challenges to doing business in the worldwide marketplace, the following guidelines always apply:

     Observe all laws and regulations, both U.S. and non-U.S., that apply to business abroad.

     Paying bribes to government officials is absolutely prohibited, even if those bribes are common practice. You may not give, promise to give, or authorize the giving to a foreign official, a foreign political party, or official thereof or any candidate for foreign political office any money or offer, gift, promise to give or authorize the giving of anything of value to influence any act or decision, to induce such official, party or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate, or to induce such official, party or candidate to use his or her influence with a foreign government or agency to affect or influence any act or decision of such foreign government or agency. (Note that bribes do not include facilitating payments to low-level non-U.S. governmental employees and officials for non-discretionary action which are discussed below.)

     Do   not cooperate with illegal boycotts.

     Observe all licensing requirements and the requirements of applicable import and export control laws.

     Do not enter into an agreement with an agent or consultant that relates to National's business outside the United States unless it has been approved by the Company.

     The laws governing National's business in foreign countries are extensive and complex, and may be different from those in the United States. No new National services or products should be offered in any new country without prior approval, including approval by National's Export Compliance department, and then only in accordance with the applicable local country's regulations and requirements.

     Facilitating Payments to Low-Level Non-U.S. Governmental Employees and Officials for Non-Discretionary Action

     National is committed to complying with the laws of the countries where it operates. In some countries, a very limited category of small payments to facilitate or expedite routine nondiscretionary governmental actions may be permitted as exceptions to antibribery laws, including the U.S. Foreign Corrupt Practices Act ("FCPA"). The requirements pertaining to payments such as these are complex. National employees engaged in international business activities must obtain prior approval from National's General Counsel and the Office of Corporate Compliance before making any such payment.

     These "facilitating payments" to non-U.S. governmental officials are distinguished from payments made to influence a discretionary decision or to cause violation of, or an act in conflict with, the interests of an individual's employer, which are strictly prohibited. Once each year, the manager of each business unit must certify that they have no knowledge of any improper payments made or received by anyone within their group. For more information on "facilitating payments" and National's policies regarding them, consult the section on Bribes, Kickbacks and the Foreign Corrupt Practices Act in National's Guide to Business Conduct.

     Import and Export Regulation/Trade Compliance
     ---------------------------------------------

     Because of the international nature of our business, National is subject to the import and export laws and regulations of the United States and certain foreign governments. These laws and regulations govern the international transfer of all products and services of National, as well as technology, information and ideas belonging to National.

     Under U.S. law, no technology may be exported without the proper government export licenses and documentation. Exports of technology include not only technology shipped via freight, but also technology that is hand-carried
(employees traveling overseas), sent via courier services or U.S. mail, electronically transmitted, and/or disclosed to foreign nationals in the United States or abroad. "Technology" includes hardware, software, technical documentation, product specifications, technical data, as well as the ideas behind them.

     It is your responsibility to ensure that proper documentation accompanies each export or disclosure. Failure to export or re-export without the proper export license or documentation can jeopardize National's compliance with U.S. export laws, as well as those laws of foreign countries. Non-compliance can result in denial of export privileges, criminal penalties, seizure of products, and fines to National and its employees.

     It is National's policy to comply fully with all applicable U.S. and foreign laws controlling the export and re-export of products, technology (including software) and services. You must exercise the necessary diligence to ensure that National complies with all applicable U.S. and foreign government regulations regarding exports.

     For more information on National's compliance obligations and activities in this area, consult the section on Export Control and Customs Compliance in National's Guide to Business Conduct, the Export and Customs Administration web site at http://sctechlib.nsc.com/export/, and the export compliance coordinator and shipping and receiving manager at your location.

     Antiboycott Compliance
     ----------------------

     The United States has enacted antiboycott regulations that make it unlawful for U.S. persons to participate in any activity that could have the effect of promoting or supporting a boycott or restrictive trade practice of another country against customers or suppliers located in a country friendly to the U.S. or against a U.S. person, firm or corporation. Boycott issues arise most frequently in connection with the Arab boycott of Israel. Prohibited actions include, but are not limited to, furnishing information about business relationships with boycotted countries, or information about race, religion, sex or national origin. You need to be sensitive to requests for such information. Any request for such information or to participate in boycott activities should be immediately reported to National's General Counsel as well as the Office of Corporate Compliance. Violation of the antiboycott regulations can lead to significant sanctions, including fines, prison terms, and denial of export privileges. For more information on boycotts, see the section on Boycotts in National's Guide to Business Conduct.

GOVERNMENT CONTRACTING

     Detailed laws and regulations govern virtually every aspect of doing business with the U.S. government and its agencies. Activities that might be permitted when working with the private sector may be improper or even illegal when a national or local government is the customer.

     You must adhere to the highest standards of honesty and integrity in their relations with government officials and employees. You should observe the following principles when bidding or performing government contracts:

     Do   not  offer  or   provide   meals,   transportation,   gifts  or  other
          consideration to government employees except as permitted under applicable law and Company policy.

     Obey the  regulations   governing  current  and  post-government   employee
          conflicts of interests. Obtain all appropriate government approvals prior to recruiting or hiring current or former government employees.

     Obtain appropriate licenses prior to exporting or even discussing certain technologies with citizens of other countries.

     Obey any requirements that may restrict access to source selection or competitive information.

     Do not misstate or omit any material information from written or oral communications when dealing with government agencies.

     National employees who deal with government representatives are responsible for knowing and obeying the laws and regulations applicable to doing business with the U.S. government, as well as complying with all National specifications and policies regarding government business. For more guidance in this area, see the section on Doing Business with the United States Government in the Guide to Business Conduct.

     National employees and directors who hold security clearances granted by the U.S. government in connection with their work for National must comply with all limitations and requirements of the clearance.

POLITICAL CONTRIBUTIONS AND LOBBYING

     No political contributions can be made using National funds or assets to any political party, political campaign, political candidate or public official in the United States or any foreign country, unless the contribution is lawful and expressly authorized. In addition, you may not make a political contribution on behalf of National or its subsidiaries, or with the appearance that such contribution is being made on behalf of National or its subsidiaries, unless expressly authorized. A "contribution" is any direct or indirect payment, distribution, loan, advance, deposit, or gift of money, services or anything of value in connection with an election or to an organization or group formed to support or defend a referendum or ballot issue.

     Nothing in this Code is intended to discourage you from making contributions of your own time or funds to political parties or candidates of your choice. However, you will not be compensated or reimbursed by National for any personal contributions.

     You may not hire outside counsel or a public affairs firm to contact government officials regarding legislation, regulatory policy, or rule making on behalf of the Company unless you have obtained the appropriate approvals through National's Government Affairs department and the Office of Corporate Compliance. This includes grassroots lobbying contacts. For more guidance on this topic, see the section on Political Correspondence, Contributions and Activities in the Guide to Business Conduct and consult National's Government Affairs web site at www-is.nsc.com/govnews/.

ACCURACY OF REPORTS, RECORDS AND ACCOUNTS

     Accurate and reliable records are of critical importance in meeting our financial, legal and business obligations. You are responsible for the accuracy of your respective records, time sheets and reports. Accurate information is essential to National's ability to meet legal and regulatory obligations and to compete effectively. The records and books of account of National must meet the highest standards and accurately reflect the true nature of the transactions they record. The Company has detailed financial accounting policies which must be complied with at all times to ensure that all financial reports and records fairly, completely, and accurately present the Company's results and financial situation. Destruction of any records, books of account or other documents except in accordance with National's document retention policy is strictly prohibited.

     You must not create false or misleading documents or accounting, financial or electronic records for any purpose, and you may not direct an employee of National to do so. For example, expense reports must accurately document expenses actually incurred in accordance with National policies. You must not obtain or create "false" invoices or other misleading documentation or invent or use fictitious entities, sales, purchases, services, loans or other financial arrangements for any purpose. Employees are also responsible for accurately reporting time worked.

     No undisclosed or unrecorded account or fund shall be established for any purpose. No false or misleading entries shall be made in the Company's books or records for any reason. No disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation or for any purpose other than as described in the documents. You must comply with generally accepted accounting principles and the Company's internal controls and financial accounting policies at all times.

     Employees responsible for SEC reports must ensure that there is full, fair, accurate, timely and understandable disclosure in all SEC reports. Such employees should work closely with and review SEC reports with the Disclosure Controls Committee. All disclosure issues should be reported to and reviewed by the Disclosure Controls Committee.

     See the sections on Company Records, Financial Reporting, and Company Funds in the Guide to Business Conduct for more guidance in this area.

GOVERNMENT INVESTIGATIONS

     You must promptly notify National's General Counsel of any government investigation or inquiries from government agencies concerning National. You should not destroy any record, books of account, or other documents relating to National except in accordance with the Company's document retention policy. In particular, if you are aware of any government investigation or inquiry, you should not destroy any record, books of account, or other documents relating to National unless advised by National's General Counsel and the Office of Corporate Compliance that you may continue to follow the Company's normal document retention policy.

     You must not obstruct the collection of information, data or records. The Company provides information to the government that it is entitled to during an inspection, investigation, or request for information. You must not lie to government investigators or make misleading statements. You must not try to cause any employee to fail to provide accurate information to government investigators.

INSIDER TRADING; COMMUNICATIONS WITH THIRD PARTIES

     If you have access to confidential information, you are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business.

     Insider Trading
     ---------------

     Inside information is material information about a publicly traded company that is not known by the public. Information is deemed "material" if it could affect the market price of a security or if a reasonable investor would consider the information important in deciding whether to buy, sell or hold a security. Inside information typically relates to financial conditions, such as progress toward achieving revenue and earnings targets or projections of future earnings or losses of the Company. Inside information also includes changes in strategy, information regarding a proposed merger, acquisition or tender offer, new products or services, contract awards and other similar information. Inside information is not limited to information about National. It also includes material non-public information about others, including National's customers, suppliers, and competitors.

     Insider trading is prohibited by law. It occurs when an individual with material, non-public information trades securities or communicates such information to others who trade. The person who trades or "tips" information violates the law if he or she has a duty or relationship of trust and confidence not to use the information.

     Trading or helping others trade while aware of inside information has serious legal consequences, even if the insider does not receive any personal financial benefit. Insiders may also have an obligation to take appropriate steps to prevent insider trading by others. For more guidance in this area, see the section on Inside Information in the Guide to Business Conduct, as well as the Policy Against Trading on the Basis of Inside Information (Corporate Policy 6.07) and the Policy on Securities Law Compliance (Corporate Policy 6.06).

     Communications with the Media and the Financial Community
     ---------------------------------------------------------

     National communicates with the press and with the financial community through official channels only and you should not communicate with the press or financial community unless you have been specifically authorized to do so. The Company provides accurate and timely information about its business to investors, the media, and the general public. All inquiries received from financial analysts or the media concerning National should be directed to National Investor Relations. All legal inquiries concerning National should be referred to the Legal Department. All inquiries regarding current or former employees of National should be referred to the Human Resources Department. Consult the Press and Financial Communications Policy (Corporate Policy 6.05) for additional information.

     Confidential Information
     ------------------------

     You must maintain the confidentiality of information entrusted to you by the Company or its customers, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information, including information that might be of use to competitors, or harmful to the Company or its customers if disclosed. For guidance on this topic, as well as a listing of other applicable resources, consult the section on Protecting Company Confidential Information in the Guide to Business Conduct.

TECHNOLOGY USE AND PRIVACY

     National provides various technology resources (including computers, telephones, software, copying machines, Internet access, email and voice mail) to authorized employees to assist them in performing their job duties for the Company. You have the responsibility to use the Company's technology resources in a manner that complies with applicable laws and Company policies, increases productivity, enhances the Company's public image and is respectful of other employees. Detailed guidelines are set forth in National's Use of Information System Policy.

     Authorization
     -------------

     Access to the Company's technology resources is within the sole discretion of the Company and subject to Company policies. Generally, employees are given access to the Company's various technologies consistent with their job functions. The Company reserves the right to limit such access by any available means, including revoking access altogether.

     Prohibition Against Violating Copyright Laws
     --------------------------------------------

     You may not use the Company's technology resources to copy, retrieve, forward or send copyrighted materials unless you have the author's permission or are accessing a single copy only for your own reference.

     Violation of copyright laws is a potential financial and legal liability for both the Company and the offending employee.

     Other Prohibited Uses
     ---------------------

     You may not use any of the Company's technology resources for any illegal purpose, in violation of any Company policy, in a manner contrary to the best interests of the Company, in any way that discloses confidential or proprietary information of the Company or third parties on an unauthorized basis, or for personal gain.

     For more information, guidance and resources relating this topic, consult the section on Use of Information Systems in the Guide to Business Conduct.

OUR WORK ENVIRONMENT

     The diversity of the Company's employees is a tremendous asset. National is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. In addition, the Company strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following health and safety rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. The Company's Equal Employment Opportunity Policy and Harassment Policy contain additional guidelines.

     The Company has instituted policies on personal conduct that are designed to maintain appropriate and ethical behavior in the work place. Prohibited personal conduct is set forth in the Company's Human Resources Policies and Guidelines under "Personal Conduct."

     For more information on your obligations to preserve a safe and lawful work environment, consult the sections on Violence Prevention and Weapons; Environmental Health and Safety; Harassment and Discrimination; and Company Premises and Property in the Guide to Business Conduct.

ENVIRONMENTAL

     National must fully comply with all state and federal laws relating to the protection of the environment in the conduct of our business. Employees must use, store and dispose all hazardous materials properly and in accordance with applicable laws and regulations. Employees must report, in accordance with Company policies, all circumstances under which hazardous materials or wastes come in contact with the environment, are improperly handled or disposed of, or where a potential violation of law may exist. For more information on environmental compliance, consult the section on Environmental Health and Safety in the Guide to Business Conduct, the Environmental Health and Safety Policy (Corporate Policy 4.01), and National's EHS web site at http://genserv.nsc.com/ehs/.

COMPLIANCE AND REPORTING

     Compliance
     ----------

     Any employee who violates the provisions of this Code will be subject to disciplinary action, up to and including termination. Willful disregard of criminal statutes underlying this Code may require the Company to refer such violation for possible criminal prosecution.

     Reporting Violations by Others
     ------------------------------

     National is committed to complying with all applicable laws that protect employees against unlawful discrimination or retaliation by their employer as a result of their lawfully reporting complaints or participating in investigations regarding the Company's accounting practices, internal accounting controls, or corporate fraud or other violations by the Company or its agents of federal or state law.

     No employee will be subject to disciplinary or retaliatory action by the Company as a result of the employee:

     o disclosing information to a person at the Company with supervisory authority over the employee, the Audit Committee, or a federal or state legislative body or law enforcement or regulatory agency, where the employee reasonably believes that the information discloses a violation or possible violation of federal or state law or regulation, this Code of Business Conduct, or other policies of the Company; or

     o testifying or participating in an investigation or proceeding by the Company, the Audit Committee, or a state or federal regulatory agency regarding any conduct that the employee reasonably believes violates federal or state law or regulation, this Code of Business Conduct, or other policies of the Company.

However, employees who file reports or provide evidence that they know to be false or without a reasonable belief in the truth and accuracy of such information will not be protected by this policy and may be subject to disciplinary action, including the termination of employment. In addition, except to the extent required by law, the Company does not intend this policy to protect employees who violate the confidentiality of any applicable lawyer-client or physician-patient privilege to which the Company or its agents may be entitled or who violate their confidentiality obligations with regard to the Company's trade secret information.

     Any employee having knowledge of an actual or possible violation by National, its employees, or non-employee directors of federal or state law or regulation, the provisions of this Code, or other policies of the Company is obligated to promptly report the matter to his or her immediate supervisor or to the Chief Compliance Officer.

     In addition, an employee may submit complaints, concerns and information regarding the matters described in this Code anonymously by calling the National Compliance Hot Line inside the U.S. at 1-877-319-0269 and outside the U.S. by dialing the country specific AT&T Direct Access number and requesting the AT&T Operator to connect to 1-877-319-0269. Emails may be sent to business.conduct@nsc.com but email does not have the capability of anonymity.

     Employees with information relating to questionable accounting or auditing matters may also confidentially, and anonymously if they desire, submit the information in writing to the Company's Audit Committee at Secure Mail Box, National Semiconductor Corporation, Office of Corporate Compliance and Business Conduct, P.O. Box 70040, Sunnyvale, CA 94086-0040.

     All conversations, calls and reports made in good faith will be taken seriously. When reporting a violation, employees will be asked to provide the time, location, names of the people involved, and other details so that the Company can investigate. National prohibits retaliation or retribution against any person who in good faith reports an ethical concern. However, anyone who uses the Code or any compliance program to spread falsehoods, threaten others, or damage another person's reputation will be subject to disciplinary action up to and including termination.

     Employees who believe that they have been subjected to any conduct that violates this policy may file a complaint using the procedures outlined above. Any employee who unlawfully discriminates or retaliates against any employee as a result of his or her protected actions as described in this policy may be subject to corrective action, including termination.

     Other Inquiries
     ---------------

     Questions regarding the policies in this Code may be directed to the Office of Corporate Compliance or the Legal Department. Managers and supervisors provide timely advice and guidance to employees on ethics and compliance concerns and are expected to take a leadership role in promoting ethical business conduct.

     This Code is intended to clarify your existing obligation for proper conduct. The standards and the supporting policies and procedures may change from time to time in the Company's discretion. Each employee is responsible for knowing and complying with the current laws, regulations, standards, policies and procedures that apply to the Company's work. The most current version of this Code is maintained with the Guide to Business Conduct at http://ccbc.nsc.com.